UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2022

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Infinity Pharmaceuticals, Inc. (the “Company”) held on June 16, 2022, stockholders voted on the following four matters:

1.	The following eight nominees were elected to the Company’s Board of Directors to serve for one-year terms expiring at the 2023 annual meeting of stockholders:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Samuel Agresta, M.D., M.P.H.	27,728,479	4,657,069	6,573,774	25,042,245
David Beier, J.D.	27,544,199	4,842,379	6,572,744	25,042,245
Anthony B. Evnin, Ph.D.	28,446,231	3,935,144	6,577,947	25,042,245
Richard Gaynor, M.D.	29,545,639	2,838,440	6,575,243	25,042,245
Sujay R. Kango	29,720,945	2,638,112	6,600,265	25,042,245
Adelene Q. Perkins	28,814,850	3,580,930	6,563,542	25,042,245
Brian Schwartz, M.D.	27,167,168	5,201,087	6,591,067	25,042,245
Norman C. Selby	29,263,820	3,098,998	6,596,504	25,042,245

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,214,439	3,922,420	6,822,463	25,042,245

3.	A proposal to approve an amendment to our 2019 Equity Incentive Plan to reserve an additional 6,500,000 shares of common stock for issuance thereunder was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,617,528	13,218,953	122,841	25,042,245

4.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2022 was ratified.

Votes For	Votes Against	Votes Abstaining
52,228,810	5,184,097	6,588,660

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.
Date: June 16, 2022	By:	/s/ Seth A. Tasker
Seth A. Tasker
Chief Business Officer